Exhibit 10.6
DOLLAR TREE, INC.
2013 DIRECTOR DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective June 10, 2021)
1.    PLAN ADMINISTRATION AND ELIGIBILITY.
1.1    PURPOSE. The purpose of the Dollar Tree, Inc. (the “Company”) 2013 Director Deferred Compensation Plan (the “Plan”) is to advance the interests of the Company and its shareholders by attracting and retaining the highest quality of experienced persons as members of the Company’s Board of Directors (the “Board” and each member, a “Director”) and to further align the interests of the Directors with the interests of the Company’s shareholders.
1.2    ELIGIBILITY. Each Director is eligible to participate in the Plan (an “Eligible Director”).
1.3    ADMINISTRATION. The Plan shall be administered, construed and interpreted by the Board of the Company. Pursuant to such authorization, the Board shall have the responsibility for carrying out the terms of the Plan, including but not limited to the determination of the amount and form of payment of the annual retainer and any additional fees payable by the Company to an Eligible Director for his or her services as a Director (the “Fees,” which shall not include reimbursements or other payments not for services rendered) and any equity compensation granted to a Director (“the “Equity Awards”) pursuant to the Dollar Tree, Inc. 2011 Omnibus Incentive Plan or any successor plan, as applicable (such plans being referred to hereafter as the “OIP”). To the extent permitted under the securities laws applicable to compensation plans including, without limitation, the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or under the Internal Revenue Code of 1986, as amended (the “Code”), a committee of the Board, or a subcommittee of any committee, may exercise the discretion granted to the Board under the Plan, provided that the composition of such committee or subcommittee shall satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation. The Board may also designate a plan administrator to manage the record keeping and other routine administrative duties under the Plan.
2.    STOCK SUBJECT TO THE PLAN.
2.1    NUMBER OF SHARES. The maximum number of shares of the Company’s $0.01 par value Common Stock (“Common Stock” or “Shares”) which may be issued pursuant to this Plan shall be 750,000 Shares, subject to adjustment as provided in Section 5.4. Such amount does not include (a) Shares issuable upon exercise of stock options which may be granted pursuant to Section 4, which are subject to the limits contained in the respective plans under which such options are granted or (b) Shares issuable pursuant to an Equity Award that are deferred pursuant Section 3, which are subject to the applicable limitations under the OIP.
2.2    SHARE ISSUANCE. To satisfy the requirements of Section 3, the Company may issue new Shares or reissue Shares previously repurchased by or on behalf of the Company.

2.3    GENERAL RESTRICTIONS. Delivery of Shares under Section 3 of the Plan shall be subject to the following:
(a)    Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any stock exchange or similar entity.
(b)    To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
2.4    TAX WITHHOLDING. The Board may condition the delivery of any shares or other benefits under the Plan on satisfaction of any applicable withholding obligations. The Board, in its discretion, and subject to such requirements as the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the participating Eligible Director (the “Participant”), through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the participant is otherwise entitled under the Plan;
3.    DEFERRED COMPENSATION.
3.1    DEFERRAL OF FEES.    Any Eligible Director may elect to defer in either cash or Shares all or a portion of the Fees earned during any calendar year by delivering a deferral election to the Company not later than (a) December 31 of the calendar year immediately preceding the calendar year to which the deferral election relates, or (b) with respect to the calendar year in which an individual first becomes an Eligible Director the date stated in a deferral election form provided by the Company, which date shall be no later than thirty days after the date such individual becomes an Eligible Director; provide that an election made under Section 3.1(b) of the Plan shall not apply to any Fees earned prior to the date such election becomes irrevocable. The election form shall specify the amount or portion of the Fees to be deferred; whether and to what extent such Fees are to be deferred in cash or in Shares; the manner of payment with respect to such deferred amounts; the date on which the deferred amounts shall be paid; and whether the deferred amount shall be paid in a lump sum or in installment payments. Such election shall remain in force for such calendar year and for each calendar year thereafter until changed or revoked by the Director by written notice to the Company not later than December 31 immediately preceding the calendar year to which such change or revocation relates. A deferral election made under this Section 3.1 may not be changed or revoked after the dates set forth in Section 3.1(a) or (b) above.
3.2    DEFERRAL OF EQUITY AWARDS. Any Eligible Director may elect to defer all or a portion of an Equity Award earned during any calendar year by delivering a deferral election to the Company not later than (a) December 31 of the calendar year immediately preceding the calendar year to which the deferral election relates; or (b) with respect to the calendar year in which an individual first becomes an Eligible Director, the date stated in a deferral election form provided by the Company, which date shall be no later than thirty days after the date such individual becomes an Eligible Director; provide that an election made under this Section 3.2(b) of the Plan shall not apply to any Equity Award earned prior to the date such election becomes irrevocable. The election form shall specify the amount or portion of the Equity Award to be deferred; the date on which the deferred Shares shall be issued to the Eligible Director; and whether the deferred Shares shall be issued in a lump sum or in installments. Such election shall remain in force for such calendar year and for each calendar year thereafter until changed or revoked by the Eligible Director by written notice to the Company not later than December 31 immediately preceding the calendar year to which such change or revocation relates. A deferral election made under this Section 3.2 may not be changed or revoked after the dates set forth in Section 3.2(a) or (b) above.
3.3    ACCOUNTS; INTEREST AND DIVIDEND CREDITS. On the first day of each calendar quarter (the “Credit Date”), an Eligible Director who elects to defer his or her Fees shall receive a credit to his or her deferred compensation accounts (the “Deferred Compensation Accounts”) under the Plan as hereinafter provided. Any portion of a Participant’s Fees which are deferred in cash shall be credited to the Participant’s cash deferral account (a “Cash Deferral Account”). The amount of the credit shall equal the amount of Fees deferred in cash by the Participant during the immediately preceding calendar quarter. Any portion of a Participant’s Fees which are deferred in Shares shall be credited to the Participant’s deferred stock account (a “Deferred Stock Account”). The amount of the credit to such Deferred Stock Account shall be the number of Shares (rounded to the nearest one hundredth of a Share) determined by dividing the amount of the Participant’s Fees deferred in Shares during the immediately preceding quarter by the closing price of a Share as reported on the principal stock exchange where the Common Stock is listed on the Credit Date, or if there is no trading on such exchange on the Credit Date, on the immediately preceding trading day. On the first day of each calendar quarter, an amount shall be credited to each Participant’s Cash Deferral Account equal to the Interest Rate (as hereinafter defined) on the balance credited to the Cash Deferral Account during the immediately preceding calendar quarter. Interest shall accrue on the balance of each Participant’s Cash Deferral Account commencing with the date the first payment is credited thereto and ending with the final payment therefrom. For this purpose, “Interest Rate” shall mean, with respect to any calendar quarter, the 30-year Treasury Bond Rate then in effect.
An Eligible Director who elects under Section 3.2 to defer issuance of Shares subject to an Equity Award shall receive a credit to his or her Deferred Stock Account as of the date of grant of such Equity Award. The amount of the credit to such Deferred Stock Account shall be all or a portion of the Shares granted to the Eligible Director pursuant to the Equity Award which the Eligible Director elected to defer for the applicable calendar year.
Each time any dividend is paid on the Common Stock, a Participant who has a positive balance in his or her Deferred Stock Account shall receive a credit to such Account. The amount of the dividend credit shall be the number of Shares (rounded to the nearest one-hundredth of a Share) determined by multiplying the dividend amount per Share by the number of Shares credited to the Participant’s Deferred Stock Account as of the record date for the dividend and dividing the product by the closing price per Share reported on the principal stock exchange where the Common Stock is listed on the dividend payment date.

3.4    PAYMENT OF DEFERRED FEES; ISSUANCE OF DEFERRED SHARES.
(a)    An Eligible Director’s Deferred Compensation Accounts shall be distributed (by cash payment or Share issuance, as applicable) to the Eligible Director (or, in the event of death, to his or her designated beneficiary or estate) as follows: at the Eligible Director’s election, either (i) in a single lump sum distribution as soon as practicable following the earlier of (x) the date on which the Eligible Director ceases to serve as a Director of the Company (and such cessation constitutes a “separation from service” under Treasury Regulation sections 1.409A-1(h)(2)(i) and (h)(5)) or (y) the date specified by the Eligible Director as the distribution date (such earlier date shall be referred to as the “Distribution Date”), or (ii) in annual installments over a period, to be specified by the Eligible Director, not to exceed five years commencing as soon as practicable after the Distribution Date. An Eligible Director shall elect the time and form of distribution of the Eligible Director’s Deferred Compensation Accounts at the same time and in the same manner as his or her related deferral elections under Sections 3.1 or 3.2 of this Plan. An Eligible Director’s elections under this Section 3.4 shall become irrevocable at the same time as his or her related deferral elections under Sections 3.1 or 3.2 of the Plan. With respect to any deferral election timely made under Section 3.1 or 3.2, if the Eligible Director fails to make a valid election with respect to the time and form of distribution of a deferred amount, then such deferred amount shall be distributed in a single lump sum as soon as practicable following the date the Eligible Director ceases to serve as a Director. If an Eligible Director’s Deferred Compensation Account is distributed in installments, then the amount of an installment distribution shall be equal to the balance of the Cash Deferral Account (including interest credits) or the number of deferred Shares in the Deferred Stock Accounts, as applicable, as of the distribution date of the applicable installment, divided by the remaining number of installment payments (including the applicable installment) to be made. With respect to any lump sum payment or final installment payment of Shares from an Eligible Director’s Deferred Stock Accounts, any fraction of a Share shall be paid in cash.
(b)    Upon the death of an Eligible Director, the Company shall distribute any remaining account balance or deferred Shares in such Eligible Director’s Deferred Compensation Account as a single lump sum within 90 days following the date of death.
(c)    A lump sum distribution and the first distribution in a series of installment distributions shall be made no later than: (i) the end of the calendar year in which the Distribution Date occurs, or (ii) if later, the 15th day of the third month following the Distribution Date. Subsequent installment distributions shall be paid on the anniversary date of the first distribution. For purposes of applying Code section 409A, installment distributions shall be treated as a single payment or distribution.
(d)    An Eligible Director’s continued service as an employee of the Company is not taken into account in determining whether such Director is entitled to a distribution under this Plan upon his ceasing to be a Director.
(e)    Except as provided in Treasury Regulation section 1.409A-3(j), no acceleration in the time or schedule of any payment or amount scheduled to be paid from an Eligible Director’s Deferred Compensation Account is permitted.

3.5    DESIGNATION OF BENEFICIARY. Each Eligible Director may designate in writing a beneficiary to receive such portion, if any, of the Director’s Deferred Compensation Accounts as remains unpaid at the Director’s death. In the absence of a valid beneficiary designation, that portion, if any, of an Account remaining unpaid at the Director’s death shall be paid to his or her estate.
3.6    NATURE OF PROMISE. The Company shall not be required to segregate or earmark any funds or Shares in respect of its obligations under Section 3 of the Plan. Neither an Eligible Director nor any other person shall have any rights to any assets of the Company by reason of amounts deferred or benefits accrued under this Plan, other than as a general unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make payments in the future and is unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code. The Company shall make available as and when required a sufficient number of shares of Common Stock to meet the requirements arising under the Plan.
3.7    NO ASSIGNMENT. Rights to benefits under this Section 3 of the Plan may not be assigned, sold, transferred, encumbered, pledged or otherwise alienated, attached, garnished, or anticipated, other than in accordance with the beneficiary designation provisions of Section 3.5 above.
4.    STOCK OPTIONS.
4.1    ELECTION TO RECEIVE OPTIONS. For each calendar year, an Eligible Director may elect that any portion of his or her Fees that are not deferred under Section 3 above shall be paid in the form of options to purchase the Company’s Common Stock (“Options”).
4.2    TIME AND METHOD OF ELECTION, CHANGE OR REVOCATION. An election pursuant to Section 4.1 or any decision to change or revoke such election shall be made no later than: (a) December 31 of the calendar year immediately preceding the calendar year in which the Fees will be earned by the Eligible Director or (b) with respect to the calendar year in which an individual first becomes an Eligible Director, the day immediately preceding the date such individual becomes an Eligible Director. The election shall be made pursuant to an election form provide by the Company. An election made under this Section 4.2 is irrevocable after the dates in (a) or (b) above, as applicable.
4.3    OPTION TERMS. Options shall be “non-qualified” stock options made under, and pursuant to the terms and conditions of the OIP. Options shall be granted as of the Credit Date and reflect an exercise price and other terms established according to the provisions of the Omnibus Incentive Plan. The Options shall be fully vested when granted and the term of such Options shall be ten (10) years from the date of grant.
4.4    DETERMINATION OF OPTION AMOUNT. The number of Options issued to an Eligible Director under this Section 4 as of any Credit Date shall equal (i) the dollar amount or portion of his or her Fees which is to be paid in Options on such Credit Date divided by (ii) thirty-three percent (33%) of the closing price of a Share as reported on the principal stock exchange where the Common Stock is listed on the Credit Date, or if there is no trading on such exchange on the Credit Date, on the immediately preceding trading day.

5.    GENERAL PROVISIONS.
5.1    EFFECTIVE DATE OF THIS PLAN. This Plan is effective July 1, 2013 and the shareholders of Dollar Tree, Inc. originally approved the Plan on June 20, 2013. The effective date of the amended and restated Plan is December 31, 2016.
5.2    DURATION OF THIS PLAN. This Plan shall remain in effect, unless earlier terminated or superseded, until after June 30, 2023.
5.3    AMENDMENT OF THIS PLAN. The Board may suspend or discontinue this Plan or revise or amend it in any respect, provided, however, that: (i) without approval of the Company’s shareholders, no revision or amendment shall (x) change the total number of Shares subject to this Plan (except as provided in Section 5.4), (y) change the designation of the class of Directors eligible to participate in the Plan, or (z) materially increase the benefits accruing to participants under or the cost of this Plan to the Company and (ii) the Plan shall not be terminated unless such termination is permitted and administered in accordance with Treasury Regulation section 1 .409A-3(j)(4)(ix). Moreover, in no event may Plan provisions be amended more than once every 6 months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.
5.4    CHANGES IN SHARES. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the Shares which have been credited under or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Board shall, in such manner as the Board deems equitable: (A) make a proportionate adjustment in 1) the maximum number and type of securities which may be issued under this Plan, and 2) the number and type of securities subject to outstanding accounts (any such adjustment, an “Antidilution Adjustment”); provided, in each case, that the number of Shares subject to any account denominated in shares shall always be a whole number; or (B) cause any right to receive Shares outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate form of equity settlement (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled right substantially equivalent in value to the fair market value of such cancelled right. The determination of fair market value shall be made by the Board in their sole discretion. Any adjustments made hereunder shall be binding on all Participants. Notwithstanding the foregoing, any Antidilution Adjustments to be made to outstanding Options shall be as provided for in the terms of the appropriate plan. A cancellation of a stock right or shares in exchange for a cash payment or other settlement is only permitted if such payment or settlement does not result in an impermissible acceleration of benefits under Section 409A.

5.5    CHANGE OF CONTROL. Upon a Change of Control (as defined below), any outstanding balance in an Eligible Director’s Cash Deferral Account shall be paid in a lump sum and any outstanding balance in an Eligible Director’s Deferred Stock Account shall be fully distributed in shares of Common Stock if the Eligible Director ceases to serve as a Director of the Company or a surviving company after the date of the Change of Control. For purposes of the Plan, the term Change of Control includes: (i) a change in the ownership of the Company, (ii) a change in effective control of the Company, or (iii) a change in the ownership of a substantial portion of the assets of the Company. A change in the ownership of the Company occurs on the date that any one person, or more than one person, acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs only on (i) the date any on person or group acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock, or (ii) the date a majority of the members of the Company’s Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election. A change in the ownership of a substantial portion of the assets of the Company occurs on the date that any one person or group acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately before such acquisition. This definition of Change in Control shall be interpreted in a manner that is consistent with Treasury Regulation section 1.409A-3(i)(5).
5.6    LIMITATION OF RIGHTS.
(a)    NO RIGHT TO CONTINUE AS A DIRECTOR. Neither this Plan, nor the granting of an Option under this Plan, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time, or at any particular rate of compensation.
(b)    NO SHAREHOLDERS’ RIGHTS. Except as specifically provided by the Plan, a participant in the Plan shall have no rights as a shareholder with respect to the Deferred Stock Account until the date of the issuance to him or her of a stock certificate therefore.
5.7    NOTICE. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the secretary of the Company and shall become effective when it is received.
5.8    SHAREHOLDER APPROVAL AND REGISTRATION STATEMENT. This Plan shall be approved by the Board and submitted to the Company’s shareholders for approval. Any options granted under this Plan prior to effectiveness of a registration statement filed with the Securities and Exchange Commission covering the Shares to be issued hereunder shall not be exercisable until, and are expressly conditional upon, the effectiveness of a registration statement covering the Shares.
5.9    GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

5.10    SEVERABILITY. If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.
5.11    SECTION 409A OF THE CODE.
(a)    It is specifically intended that all elections, consents and modifications thereto under Section 3 of the Plan will comply with the requirements of Code section 409A. The Company is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code section 409A and to declare any election, consent or modification thereto void if non-compliant with Code section 409A. Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as is necessary to avoid a plan failure described in Code section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2) (including, to the extent applicable, the six-month delay for any deferred payments due a “specified employee” upon separation from service, as applied consistent with Treasury Regulations section 1.409A-3(i)(2)).
(b)    It is specifically intended that an election to be paid in Options under Section 4 of the Plan is not a deferral of compensation subject to Code section 409A, but merely an election as to the medium of payment. The provisions of the Plan shall be interpreted and operated as necessary to comply with the Plan’s intent as set forth in this Section 5.11. The Company does not guarantee the tax treatment of any payment of cash or Shares or any other rights or benefits provided under this Plan and in all events an Eligible Director shall remain liable for all federal, state and local income and employment taxes for any such payments, benefits or other rights.